Exhibit 99.2

Procter & Gamble

Pharmaceuticals

Condensed Combined Financial Statements as of

September 30, 2009 and June 30, 2009 and for the

Three Months Ended September 30, 2009 and 2008

INDEX TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS OF

PROCTER & GAMBLE PHARMACEUTICALS

i

Procter & Gamble Pharmaceuticals

CONDENSED COMBINED STATEMENTS OF INCOME (Unaudited)

Three months ended September 30, 2009 and 2008

(Dollars in millions)

	Three months ended September 30, 2009	Three months ended September 30, 2008
Net sales	$577.7	$602.0
Cost of products sold	44.9	59.8

Gross profit	532.8	542.2

Selling, general and administrative expense	166.1	220.2
Net gains on sales and dispositions of assets	(193.5)	(35.8)

Other operating expense	131.3	135.2

Operating income	428.9	222.6

Income taxes	144.9	75.6

Net income	$284.0	$147.0

See notes to unaudited condensed combined financial statements.

Procter & Gamble Pharmaceuticals

CONDENSED COMBINED BALANCE SHEETS (Unaudited)

September 30, 2009 and June 30, 2009

(Dollars in millions)

	September 30, 2009	June 30, 2009
Current assets:
Cash & cash equivalents	$4.4	$2.7
Accounts receivable, net	260.5	280.7
Inventories
Materials and supplies	12.9	7.9
Work in process	31.7	33.0
Finished goods	29.6	34.3

Total inventories	74.2	75.2
Deferred income taxes	59.8	59.4
Prepaid and other current assets	44.4	59.3

Total current assets	443.3	477.3

Property, plant and equipment
Buildings	84.1	83.8
Machinery and equipment	196.8	192.0
Land	18.2	17.8

Gross property, plant and equipment	299.1	293.6
Accumulated depreciation	(224.0)	(210.2)

Net property, plant and equipment	75.1	83.4

Goodwill	156.7	152.8
Intangible assets, net	208.0	208.3

Net goodwill and intangible assets	364.7	361.1

Deferred income taxes	53.1	53.6
Other noncurrent assets	12.9	14.0

Total assets	$949.1	$989.4

Current liabilities:
Accounts payable	$54.4	$78.5
Accrued expenses and other liabilities	429.6	410.5

Total current liabilities	484.0	489.0

Liability for unrecognized tax benefits	28.0	28.0
Other noncurrent liabilities	117.0	110.9

Total liabilities	629.0	627.9

Commitments and contingencies (Note 12)

Equity:
Accumulated other comprehensive income	81.9	74.5
Divisional equity	238.2	287.0

Total equity	320.1	361.5

Total liabilities and equity	$949.1	$989.4

See notes to unaudited condensed combined financial statements.

Procter & Gamble Pharmaceuticals

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

Three months ended September 30, 2009 and 2008

(Dollars in millions)

	Three months ended September 30, 2009	Three months ended September 30, 2008

Cash and cash equivalents, beginning of period	$2.7	$2.7

Operating activities:
Net income	284.0	147.0
Depreciation	5.8	8.2
Amortization of intangible assets	6.1	6.7
Net gains on sales and dispositions of assets	(193.5)	(35.8)
Change in deferred income taxes	—	0.6
Change in accounts receivable	22.5	39.0
Change in inventories	2.7	0.9
Change in prepaid and other current assets	15.6	(0.6)
Change in other noncurrent assets	1.2	0.7
Change in accounts payable	(25.0)	(12.2)
Change in accrued expenses and other liabilities	(1.5)	1.2
Change in other noncurrent liabilities and other	3.0	(5.6)

Total operating activities	120.9	150.1

Investing activities:
Proceeds from sales and dispositions of assets	210.0	37.0
Capital expenditures	(0.8)	(2.1)

Total investing activities	209.2	34.9

Financing activities:
Distributions to P&G, net	(328.6)	(184.1)

Total financing activities	(328.6)	(184.1)

Effect of foreign currency on cash & cash equivalents	0.2	(0.3)

Net change in cash & cash equivalents	1.7	0.6

Cash and cash equivalents, end of period	$4.4	$3.3

Supplemental disclosure:
Taxes paid (considered remitted to P&G in the period recorded)	$145.0	$77.9
Non-cash transfers of fixed assets to P&G, net	$4.2	$1.8

See notes to unaudited condensed combined financial statements.

Procter & Gamble Pharmaceuticals

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

Three months ended September 30, 2009 and 2008

(Dollars in millions, except as otherwise specified)

Note 1. Nature of Operations

Procter & Gamble Pharmaceuticals (“The Company”) is a combination of wholly owned subsidiaries and operations within The Procter and Gamble Company (“P&G”).

The Company primarily engages in manufacturing, marketing and distributing prescription pharmaceuticals to wholesalers and retailers, on a global basis, primarily under the Actonel brand, a treatment for postmenopausal osteoporosis, and the Asacol brand, a treatment for inflammatory bowel disease. The Company begins to lose Actonel patent exclusivity in 2014 in the United States (U.S.) and 2010 in Western Europe and Canada. The Company does not have Asacol patent exclusivity in the United Kingdom where it owns the marketing and distribution rights. In geographies in which the Company pays a licensing fee to sell Asacol, patent exclusivity begins to expire in 2013 under the current ownership. The Company primarily operates in the United States, Canada and Western Europe.

On August 24, 2009, P&G signed an agreement to sell the P&G Pharmaceuticals business to Warner Chilcott PLC for a cash payment of $3.1 billion (the “Transaction”). See Note 13.

Note 2. Basis of Presentation

These unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, these unaudited condensed combined financial statements contain all adjustments necessary to present fairly the financial position, results of operations and cash flow for the interim periods reported. However, such financial statements may not be fully representative of annual results.

These statements should be read in conjunction with the Company’s Combined Financial Statements as of June 30, 2009 and 2008 and for the years ended June 30, 2009, 2008 and 2007. The results of operations for the three-month period ended September 30, 2009 are not necessarily indicative of annual results.

The Company, which comprises all of P&G’s pharmaceuticals business, will separate from P&G upon the closing of the Transaction. The Company’s combined financial statements reflect the historical financial position, results of operations and cash flows as owned by P&G for all periods presented. Prior to the Transaction, P&G has not accounted for the Company as, and the Company has not been operated as, a stand-alone company for the periods presented. The Company’s historical financial statements have been “carved out” from P&G’s consolidated financial statements and reflect assumptions and allocations made by P&G. The combined financial statements do not fully reflect what the Company’s financial position, results of operations and cash flows would have been had the Company been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of what the Company’s results of operations, financial position and cash flows will be in the future.

The Company’s historical combined financial statements were prepared using P&G’s historical basis in the assets and liabilities of the business. The Company’s historical combined financial statements include all revenues, costs, assets and liabilities directly attributable to its business. In addition, certain expenses reflected in the combined financial statements include allocations of corporate expenses from P&G, which in the opinion of management are reasonable. All such costs and expenses have been deemed to have been paid by the Company to P&G in the period in which the costs were recorded. Allocations of current income taxes are deemed to have been remitted, in cash, to P&G in the period the related income taxes were recorded. Amounts due to or from P&G related to a variety of intercompany transactions, including the collection of trade receivables, payment of accounts payable and accrued liabilities, charges of allocated corporate expenses, and current income taxes paid by P&G on behalf of the Company, have been classified within Divisional equity.

The combined financial statements include the Company and its subsidiaries. Intercompany transactions are eliminated.

For the three months ended September 30, 2009, the Company has evaluated subsequent events for potential recognition and disclosure through November 6, 2009.

Note 3. New Accounting Pronouncements and Policies

On July 1, 2009, the Company adopted new accounting guidance on business combinations and non-controlling interests. This new guidance revises the method of accounting for a number of aspects of business combinations and non-controlling interests. The adoption of this guidance did not impact the Company’s financial position, results of operations or cash flows.

On July 1, 2009, the Company adopted new accounting guidance on accounting for collaborative arrangements, which defines collaborative arrangements and requires that transactions with third parties that do not participate in the arrangement be reported in accordance with existing accounting guidance on reporting revenue gross as a principal versus net as an agent. If payments between collaboration partners are not within the scope of other authoritative accounting literature, a reasonable, rational and consistent accounting policy is to be elected with respect to income statement line item classification. The adoption of this guidance did not impact the Company’s financial position, results of operations or cash flows.

On July 1, 2008, the Company adopted new accounting guidance on fair value measurements for certain financial assets and liabilities. The new guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The adoption of this guidance did not impact the Company’s financial position, results of operations or cash flows. On July 1, 2009, the Company adopted new accounting guidance on fair value measurements for non-financial assets and liabilities recognized or disclosed on a non-recurring basis. The adoption of this guidance did not materially impact the Company’s financial position, results of operations or cash flows.

Note 4. Royalty Arrangements

Royalty revenue from trademark and patent out-licenses, based on third-party sales, is recognized as earned in accordance with contract terms when third-party sales can be reasonably estimated and collection is reasonably assured. These amounts were $41.2 and $38.6 for the three months ended September 30, 2009 and 2008, respectively, and are included within Net sales.

Note 5. Co-promotion Agreement with sanofi-aventis

The Company and sanofi-aventis (“s-a”) are parties to an agreement to co-promote Actonel on a global basis, excluding Japan. Pursuant to the agreement, a management committee comprised of equal representation from the Company and s-a is responsible for overseeing the development and promotion of Actonel. The rights and obligations of the Company and s-a are specified by geographic market. In certain geographic markets, the Company and s-a share development and promotion costs as well as product profits based on contractual percentages. Upfront cash incentive payments received by the Company are deferred and amortized to Other operating expense over the remaining contract term.

In geographic markets where the Company is deemed to be the principal in transactions with customers, revenues and related product costs are recognized on a gross basis. The Company’s share of development and promotion costs are recognized within Selling, general and administrative expense. Contractual profit sharing costs are recognized in Other operating expense. These profit sharing costs were $110.8 and $123.8 for the three months ended September 30, 2009 and 2008, respectively.

Note 6. Japan Licensing Agreement Sale

Effective August 7, 2009, the Company sold its rights to market Actonel in Japan to Ajinomoto Company. Proceeds of $210.0 were received at closing, including $10.0 for Japanese consumption taxes which were paid by the Company prior to September 30, 2009. The Company recognized a gain on the sale of $193.8 during the three months ended September 30, 2009. Prior to the sale, the Company out-licensed these marketing rights to Ajinomoto in exchange for ongoing royalty payments based on the level of sales generated by Ajinomoto.

Note 7. Goodwill

The change in the net carrying amount of goodwill was as follows:

Period ended	September 30, 2009
Total goodwill, beginning of period	$152.8
Foreign currency translation	3.9

Total goodwill, September 30, 2009	$156.7

Note 8. Supplemental Financial Information

Selected components of Prepaid and other current assets are set forth below:

Period ended	September 30, 2009	June 30, 2009
Royalty receivables	$23.6	$33.8
Other	20.8	25.5

Prepaid and other current assets	$44.4	$59.3

Selected components of Accrued expenses and other liabilities are set forth below:

Period ended	September 30, 2009	June 30, 2009
Sanofi-aventis co-promotion accrual	$178.0	$163.6
Product rebates	122.3	121.5
Sales returns	27.3	29.2
Other	102.0	96.2

Accrued expenses and other liabilities	$429.6	$410.5

Selected components of Other noncurrent liabilities are set forth below:

Period ended	September 30, 2009	June 30, 2009
Pension liabilities	$67.2	$65.5
Deferred contract incentives - long term	45.9	38.9
Other	3.9	6.5

Other noncurrent liabilities	$117.0	$110.9

Comprehensive Income

Total comprehensive income is comprised primarily of net earnings and net currency translation gains and losses. Total comprehensive income for the three months ended September 30, 2009 and 2008 was $291.3 and $117.2, respectively.

Note 9. Stock-Based Compensation

Total stock-based compensation expense for stock option grants and restricted stock units was $3.2 and $4.8 for the three months ended September 30, 2009 and 2008, respectively.

Note 10. Post-retirement Benefits

Legally transferring plans

Defined benefit pension plans in France, Switzerland, Germany and Italy are required by law to be separable by individual business and therefore the funded status of these plans as they relate to the pharmaceuticals business is included in the Company’s balance sheet.

Components of the net periodic benefit cost were as follows:

Three months ended	September 30, 2009	September 30, 2008

Service cost	$0.5	$0.6
Interest cost	1.2	1.2
Expected return on plan assets	(0.2)	(0.3)

Net periodic benefit cost	$1.5	$1.5

Note 11. Income Taxes

The Company is included in P&G’s consolidated tax returns in various jurisdictions and accounts for income taxes under the separate return method. Under this approach, the Company determines its tax liability and deferred tax assets and liabilities as if it were filing separate tax returns.

Income taxes are recognized for the amount of taxes payable for the current period and for the impact of deferred tax liabilities and assets, which represent future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using the enacted statutory tax rates and are adjusted for any changes in such rates in the period of change.

The provision for income taxes consisted of the following:

Three months ended	September 30, 2009	September 30, 2008
Current tax expense
U.S. Federal	$131.2	$66.1
International	11.6	10.7
U.S. state & local	2.2	1.1

Total current tax expense	145.0	77.9

Deferred tax expense
U.S. Federal	(2.2)	(4.3)
International and other	2.1	2.0

Total deferred tax expense	(0.1)	(2.3)

Total tax expense	$144.9	$75.6

The total effective tax rate of 33.8% differs from the U.S. statutory rate of 35.0% primarily due to the impact of U.S versus foreign pre-tax income mix and the effect of U.S. state income taxes.

Note 12. Commitments and Contingencies

Litigation

The Company is subject to various legal proceedings and claims covering a wide range of matters such as product liability and patent litigation arising out of the normal course of business.

In October 2007, Medeva Pharma Suisse AG and the Company filed a patent infringement lawsuit against Roxane Laboratories, Inc. (“Roxane”) in the U.S. District Court for the District of New Jersey (the “Court”). This lawsuit was filed in response to a notice that Roxane had filed an Abbreviated New Drug Application (ANDA) with the U.S. FDA seeking approval for a generic version of the Company’s Asacol product. The lawsuit asserts that by filing what is known as a “Paragraph IV Certification” as part of its ANDA, Roxane is infringing one of the patents that protects the Asacol product. That patent is owned by Medeva Pharma Suisse AG and is exclusively licensed to the Company. By law, the lawsuit will delay FDA’s approval of Roxane’s proposed generic product for a period of the earlier of 30 months from the filing of the lawsuit (March 2010) or resolution of the patent infringement lawsuit by the Court. Resolution of the lawsuit in the Company’s favor will prevent Roxane from marketing its generic product in the U.S. before expiration of the asserted patent in July 2013. We cannot at this time predict the outcome of the lawsuit or its final financial impact, or whether the FDA will otherwise find that Roxane’s product is approvable. However, patent litigation of this nature has some risk, and an unappealable adverse outcome or unfavorable settlement could materially impact future financial results for the Company.

The Company is a defendant in 78 cases involving 86 plaintiffs who allege, among other things, that our bisphosphonate prescription drug Actonel caused them to suffer osteonecrosis of the jaw (ONJ). These cases have been filed in either federal or state courts in the U.S., except for one lawsuit in provincial court in Canada. Sanofi-aventis co-promotes Actonel with the Company and is a defendant in most of the cases, and in some of the cases, manufacturers of other bisphosphonate products are also named as defendants. Plaintiffs have typically asked for unspecified monetary and injunctive relief, as well as attorney’s fees. In addition, we are aware of three other potential claimants who are under a tolling agreement suspending the statutes of limitation related to their claims. We are in the initial stages of discovery in the litigation, and cannot at this time predict the outcome of these lawsuits and claims or their financial impact. However, substantial damage awards or settlements in this litigation could materially impact future financial results for the Company.

With respect to other legal proceedings and claims, while considerable uncertainty exists, in the opinion of management and its counsel the ultimate resolution of the various lawsuits and claims will not materially affect the financial position, cash flows or results of operations of the Company.

The Company is also subject to contingencies pursuant to environmental laws and regulations that in the future may require the business to take action to correct the effects on the environment of prior manufacturing and waste disposal practices. Based on currently available information, we do not believe the ultimate resolution of environmental remediation will have a material adverse effect on our financial position, cash flow or results of operations.

Note 13. Subsequent Events

On October 30, 2009, P&G closed the transaction to sell the P&G Pharmaceutical business to Warner Chilcott PLC for a cash payment of $2.9 billion, representing the agreed-upon purchase price of $3.1 billion, net of $0.2 billion in certain closing adjustments.